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                                                                     EXHIBIT 11

                           STONE CONTAINER CORPORATION
                   COMPUTATION OF PRIMARY AND FULLY DILUTED
                          NET INCOME (LOSS) PER SHARE

                         (in millions, except per share)

                                        Three Months Ended    Nine Months Ended
                                           September 30,        September 30,
                                         __________________  __________________
                                            1995      1994      1995      1994
                                         ________  ________  ________  ________
Primary Earnings Per Share
  Shares of Common Stock:
    Weighted average number of
      common shares outstanding.......      95.9      90.4      92.5      87.5
                                         ________  ________  ________  ________
  Primary Weighted Average Shares
    Outstanding.......................      95.9      90.4      92.5      87.5
                                         ========  ========  ========  ========
  Net income (loss)...................   $ (48.9)  $ (73.7)  $ 175.8   $(234.4)
  Less:
    Series E Cumulative Convertible
      Exchangeable Preferred Stock
      dividend........................      (2.0)     (2.0)     (6.0)     (6.0)
                                         ________  ________  ________  ________
  Net income (loss) used in computing
    primary net income (loss) per
    common share......................   $ (50.9)  $ (75.7)  $ 169.8   $(240.4)
                                         ========  ========  ========  ========
  Primary Earnings Per Share..........   $  (.53)  $  (.84)  $  1.84   $ (2.75)
                                         ========  ========  ========  ========

Fully Diluted Earnings Per Share
  Shares of Common Stock:
    Weighted average number of common
      shares outstanding..............      95.9      90.4      92.5      87.5
    Dilutive effect of options and
      warrants........................        --        .2        --        .2
    Addition from assumed conversion
      of 8.875% convertible senior
      subordinated notes..............      12.3      21.6      18.5      21.6
    Addition from assumed conversion
      of 6.75% convertible
      subordinated debentures.........       1.5       3.4       2.2       3.4
    Addition from assumed conversion
      of Series E Cumulative
      Convertible Exchangeable
      Preferred Stock.................       3.4       3.4       3.4       3.4
                                         ________  ________  ________  ________
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 Fully Diluted Weighted Average Shares
   Outstanding........................     113.1     119.0     116.6     116.1
                                         ========  ========  ========  ========

  Net Income (Loss)...................   $ (48.9)  $ (73.7)  $ 175.8   $(234.4)
  Less:
    Series E Cumulative Convertible
      Exchangeable Preferred Stock
      dividend........................      (2.0)     (2.0)     (6.0)     (6.0)
    Income adjustment associated with
      assumed conversion of Stone-
      Consolidated Corporation 8%
      convertible subordinated
      debentures......................      (5.1)       --      (9.0)       --
  Add back:
    Interest on 8.875% convertible
      senior subordinated notes.......       1.9       3.4       8.7      10.2
    Interest on 6.75% convertible
      subordinated debentures.........        .5       1.2       2.3       3.5
    Income adjustment associated with
      assumed conversion of Stone-
      Consolidated Corporation 8%
      convertible subordinated
      debentures......................        --       1.1        --       6.6
    Series E Cumulative Convertible
      Exchangeable Preferred Stock
      dividend........................       2.0       2.0       6.0       6.0
                                         ________  ________  ________  ________

  Net income (loss) used in computing
    fully diluted net income (loss)
    per common share..................   $ (51.6)  $ (68.0)  $ 177.8   $(214.1)
                                         ========  ========  ========  ========

  Fully Diluted Earnings Per Share(A).   $  (.45)  $  (.57)  $  1.53   $ (1.84)
                                         ========  ========  ========  ========



(A) Fully diluted earnings per share for the three and nine months ended September 30, 1994 are not disclosed in the Consolidated Statements of Operations and Retained Earnings (Accumulated Deficit) because the amounts are anti-dilutive.


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